MEDIA CONTACT: Donna B. Weaver, VP Corporate Communications, 212.329.8072, or donna.weaver@kellwood.com

FINANCIAL CONTACT:

Samuel W. Duggan II, VP Investor Relations and Treasurer, 314.576.8580, or sam.duggan@kellwood.com.

Gregory W. Kleffner, Chief Financial Officer, 314.576.3125, or greg.kleffner@kellwood.com

KELLWOOD COMPANY’S BOARD OF DIRECTORS

REJECTS SUN CAPITAL’S UNSOLICITED PROPOSAL

ST. LOUIS, MO., October 17, 2007 – Kellwood Company [NYSE:KWD] announced today that its Board of Directors has unanimously determined that the Sun Capital Securities Group, LLC (Sun Capital) unsolicited proposal is not in the best long-term interests of Kellwood and its shareholders. This decision comes after careful consideration of the unsolicited proposal of Sun Capital to pursue an acquisition of the Company at a price of $21 per share, and taking into account the potential benefits that may be realized through the Company’s previously announced long-term strategic plan.

Kellwood’s Board of Directors conducted a detailed review of the Company’s strategy for enhancing shareholder value. Their review included consultation with the Company’s independent financial advisor – Banc of America Securities LLC. The Board of Directors concluded that the unsolicited Sun Capital proposal significantly undervalues the strength of Kellwood’s expanded portfolio of brands and the Company’s opportunities for sales and earnings growth.

“Our Board is committed to enhancing shareholder value,” stated Robert C. Skinner, Jr., chairman, president and chief executive officer, “and the Sun Capital proposal is not consistent with this objective. We continue to believe that executing our corporate strategy to reinvigorate our core business, expand our penetration into higher profile, better and above price point brands, connect more directly with consumers, and utilize our operating infrastructure more efficiently to fund our growth will deliver greater value to our shareholders. Our Board is determined to enable all of its shareholders to participate in these future benefits resulting from the Company’s sales and earnings growth strategy.”

Kellwood (NYSE:KWD), a $2 billion marketer of apparel and consumer soft goods, specializes in branded as well as private label products, and markets to all channels of distribution with product specific to a particular channel. For more information, visit www.kellwood.com.

Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the safe harbor provisions of the federal securities laws. Actual results may differ materially due to risks and uncertainties that are described in the Company’s Form 10-K and other filings with the SEC.

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe", "expect", "will", "estimate", "project", "forecast", "planned", "should", "anticipate" and similar expressions may identify forward-looking statements. These forward-looking statements represent the Company's expectations concerning future events, are based on various assumptions and are subject to a number of risks and uncertainties. Although we believe that our expectations reflected in the forward-looking statements are reasonable, we cannot and do not give any assurance that such expectations will prove to be correct. These risks include, without limitation: intense competition in the apparel industry on many fronts; failing to continually anticipate fashion trends and consumer tastes; uncertainties regarding consumer confidence and spending patterns; concentration of our customers; consolidation and change in the retail industry; execution of the long-term corporate strategy; loss of key personnel; impact of the extent of foreign sourcing and manufacturing; continued value of licensed brands; ability to generate sufficient sales to offset the minimum royalty payments we must pay with respect to these products; inability to protect our intellectual property rights; fluctuations in the price, availability and quality of raw materials; reliance on independent manufacturers and availability of suitable acquisition candidates and integrating them into our existing business. These factors should be read in conjunction with the risk factors included in our Annual Report to Stockholders on Form 10-K for 2006 (the fiscal year ended February 3, 2007) and subsequent periodic filings. Actual results could differ materially from those expressed or implied in forward-looking statements. The Company disclaims any obligation to publicly update or revise any of its forward-looking statements.

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